UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 9, 2008
Date of Report (Date of Earliest Event Reported)

POLYMEDIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51895	27-0125925
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 N. Radnor Chester Road,
Suite 300
Radnor, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)
(448) 598-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 9, 2008, PolyMedix, Inc. issued a press release announcing that it has received a notice of no objection from Health Canada for the Company’s Clinical Trial Application (“CTA”) for its defensin mimetic antibiotic compound, PMX-30063. This notice of no objection allows for the initiation of human clinical studies in Canada. A copy of the press release is attached as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information in this Report will not be deemed as an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01(d)	Financial Statements and Exhibits.

99.1 Press Release dated May 9, 2008
Forward-Looking Statements
This Current Report on Form 8-K, including Exhibit 99.1 attached hereto, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. PolyMedix has tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends” and similar expressions. Among other things, there can be no assurance that PolyMedix’s compounds will enter or successfully complete clinical testing or be granted regulatory approval to be sold and marketed in the Unites States or elsewhere. A more complete description of these risks, uncertainties and assumptions is included in PolyMedix’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

POLYMEDIX, INC.
May 9, 2008	/s/ Edward F. Smith
Edward F. Smith
Vice President, Finance and Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
99.1*	Press Release issued May 9, 2008

*	Filed herewith